EXHIBIT 10.57


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                                 PROMISSORY NOTE


March ___, 2007                                                        $________
                          ONE HUNDRED THOUSAND DOLLARS
                                    15% NOTE

FOR VALUE RECEIVED, PERFORMANCE HEALTH TECHNOLOGIES, INC. (the "Company") hereby promises to pay to the order of ___________ (the "Holder"), or his registered assigns, the principal sum of _____________ DOLLARS AND 00/100 ($_______) (the "Loan"), and to pay interest from the date hereof on the outstanding principal sum at the rate of 15% per annum based on a 365-day year, such interest to accrue from the date hereof (the "Closing Date"). The principal and accrued but unpaid interest shall be repayable May 26, 2007 (the "Maturity Date"). If the Company receives gross financing proceeds of $2,000,000 or more before the Maturity Date, the Holder may at its option elect to have the Note and all accrued interest paid from the financing proceeds.

         All payments shall be paid in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.

         1.       PREPAYMENTS.

                  (a) INTEREST. On the Closing Date, the Company shall make a cash payment of interest to the Holder in the amount of $_______, representing two months worth of interest on the Loan. The Company agrees that the Holder may deduct an amount equal to such payment from the gross proceeds loaned to the Company.

                  (b) PREPAYMENTS; REDEMPTION. The Company may prepay and redeem this Secured Promissory Note (the "Note"), at the election of the Company at any time as a whole only and not in part, at a price equal to the outstanding principal of the Note together with accrued interest to the date of repayment, along with any other sums due hereunder. Upon repayment of the Note in full, the Holder acknowledges that the Security Agreement will be terminated and that the Holder will have no further rights thereunder.


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         2. ADDITIONAL CONSIDERATION. As additional consideration for making the
Loan described herein, the Company shall make a cash payment to the Holder equal to five (5) points, or $________, on the Closing Date. The Company hereby agrees that the Holder may deduct an amount equal to such payment from the gross proceeds loaned to the Company.

         3. SECURITY INTEREST. The repayment of this obligation shall be secured by the grant of a security interest in certain Advance Notices that may be issued from time to time by the Borrower to Cornell Capital Partners, LP pursuant to a certain Standby Equity Distribution Agreement dated January 23, 2006. The security interest of the Holder shall be PARI PASSU with the security interest held by other Holders and by holders of promissory notes issued by the Borrower in previous note offerings. The parties agree and acknowledge that the Standby Equity Distribution Agreement has been entered into for Ten Million Dollars ($10,000,000), however, the Borrower cannot request funds from Cornell Capital Partners under the Standby Equity Distribution Agreement until such time as the Borrower has an effective registration statement covering the shares that may be issued pursuant to the Standby Equity Distribution Agreement. The Company filed a Registration Statement with the Securities and Exchange Commission on November 14, 2006. Within five (5) days of the effectiveness of the Standby Equity Distribution Agreement, the Borrower will perfect the Borrower's security interest in this regard.

         4. DEFAULT. The Company shall be in default under the Note upon the occurrence of any of the following events ("Event of Default"):

                  (a) After notice by the Holder of a failure by the Company to make any principal or interest payment required under the Note, and the Company's failure to cure such default within five business days from the date such notice is received by the Company; or

                  (b) An assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.

         5. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of
Default:

                  (a) specified in clause (a) of Section 4, then the Holder may declare the Note immediately accelerated due and payable;

                  (b) specified in clause (b) of Section 4, then the Note shall be automatically accelerated and immediately due and payable at the option of Holder, without notice or demand; and

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                  (c) the Holder shall have all of the rights and remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

         6. CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

         7. WAIVER OF PRESENTMENT. With the exception of Section 4(a), the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         8. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Holder's express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.

9. NO IMPLIED WAIVER. No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between the Company and Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

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10. COUNSEL. The law firm of Gallagher, Briody & Butler has memorialized the within Note and has provided legal advice solely to the Company with respect to this Note and the Loan.

11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

         IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

                                          PERFORMANCE HEALTH TECHNOLOGIES, INC.



                                            By: _______________________________
                                                Robert A. Prunetti
                                                Chief Executive Officer